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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholder of American Bank Note Holographics, Inc.
New York, New York


     We consent to the use in this Amendment No. 4 to Registration Statement No. 333-51845 of American Bank Note Holographics, Inc. (the "Company") on Form S-1 of our report dated March 17, 1998 (except as to Note K, the date of which is July 2, 1998), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, listed in
Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Deloitte & Touche LLP


New York, New York

July 13, 1998